EXCLUSIVE DISTRIBUTOR AGREEMENT

1.    PARTIES

      The parties to this Distributer Agreement are:

      TrimFast Group, Inc. (Hereinafter "Distributor")

      [ILLEGIBLE] South Harbour Island Blvd.
      Suite 260
      Tampa, FL 33602

      And

      IMMMU Inc. (Hereinafter "Manufacturer")

      [ILLEGIBLE] E. l8th Street
      Brooklyn N.Y. 11230

II.   COMMENCEMENT

      This Distributor Agreement shall commence on the 1st day of November 1999.

III.  TERM

      This Distributor Agreement shall commence on the 1st day of November 1999 and expire on the 31st day of December 2001. This contract will automatically renew if the following new minimums monthly sales are met. See Section V E.

IV.   PURPOSE

      Manufacturer desires to appoint TrimFast Group Inc. as the Distributor on an exclusive basis for the country of Canada and the Distributor desires to accept such appointment.

      Distributor Agreement
      Page Two

V.    AGREEMENT

      In consideration for the mutual agreements and promises Manufacturer and Distributor agree as follows:
      A Manufacturer agrees to allow Distributor to market Manufacturer's products directly to distributors, wholesalers and retailers under the pricing structure designated by Manufacturer during the term of this agreement.
      B Distributor shall keep Manufacturer informed as to the general conditions, which pertain to or affect the sale of its products.
      C Distributor shall have the responsibility for the sale and distribution of all products, whether through a line extension or acquisition.
      D Distributor will serve as an independent contractor responsible for paying all applicable social insurance, withholding, and other employment taxes. The Distributor bears all expenses incurred in its sales endeavors. Excluding certain expenses that Manufacturer agrees to pay prior to any commitment being made. Said Manufacturer expense to be approved in writing.
      E Manufacturer shall furnish Distributor with all necessary sales supplies such as catalogs, price lists, and other sales aids in sufficient quantity to fulfill the requirements of the territory, at no charge,

      Distributor Agreement
      Page Three

            unless mutually agreed upon in writing. In addition, Manufacturer shall furnish adequate samples to Distributor. Such samples shall remain the property of Manufacturer. Except in the case of unsolicited samples or samples which are expendable or of insufficient value. Distributor shall exercise reasonable care in accounting for all samples furnished and will return such samples to Manufacturer or dispose of them at prices set by Manufacturer remitting any proceeds to Manufacturer, at its direction
      F Distributor will receive a 2% volume discount (in product) on all purchase orders, to be used for samples and demos.
      G Distributor will make no representations, warranties, or commitments binding Manufacturer without Manufacturer's prior consent, other than standard terms of the sale.

      H. Manufacturer agrees to indemnify and hold harmless Distributor from any loss, damages, claim or settlement that may arise out of any defect, known or unknown, in the product at the time of manufacture. That is, provided that no material alteration of the product by Manufacturer's Representative, its officers, agents, or employees contributed to or caused the loss, damage, claim or settlement in question.
      I. Distributor agrees to aggressively and vigorously market and promote the product to all existing and potential customers.
      J. Distributor will make no representations, warranties, or commitments binding Manufacturer without Manufacturer's prior consent, other than standard terms of the sale.
      K. Distributor agrees to indemnify and hold Manufacturer harmless from any loss, damages, claim or settlement arising from the misrepresentation of Distributor, its officers, agents or employees in the marketing and promotional activities of Distributor.
      L     Manufacturer retains the right to approve any marketing materials containing its product logos, designs, trade names etc. The
            Manufacturer's trade names, product and designs remain the sole property of Manufacturer.

      Distributor Agreement
      Page Four

VI.   TERMINATION

      Either party hereto may terminate this Distributor Agreement on thirty-day's written notice to the other party. If said termination is occasioned by a breach of or default in performance of any obligation contained herein, the defaulting party shall be afforded 30 days from default notice to cure such default. Cure includes payment to the other party of all reasonable expenses incurred as approximate result of such default.

VII.  ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement between the parties concerning the subject matters hereof and supersedes any prior agreements or understandings respecting such subject matter. Any modification of this Agreement must be in writing and executed by both parties to this Agreement. The parties agree that the terms and conditions of this Agreement shall remain confidential during its term and for a period of ninety (90) days thereafter.

      All notices or other communications which are required or which may be given pursuant to the terms of this Agreement shall be in writing and shall be delivered personally (and receipted for) or by registered or certified mail, postage prepaid, return receipt requested.

      Any such notice shall be deemed effective when personally delivered of five (5) days following its deposit in the United States mail as specified.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

      This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. In case of any dispute under this Agreement, the parties agree to the jurisdiction of the Florida court with venue in Hillsborough County, Florida. In the event of any dispute arising under this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees.

      Distributor Agreement
      Page Five

      If any provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or the enforceability of any other provision hereof.

      SIGNED and AGREED TO this 1 day of November 1999
                               ---      ----------

      Distributor     TrimFast Group Inc.

                              By: Michael J. Muzio
                                  President

                                  /s/ Michael J. Muzio
                                  --------------------
                                  Signature


Manufacturer                      Immmu Inc..

                              By: Leo Ehrlich
                                  CEO/President


                                  --------------------
                                  Signature